Exhibit 99.1

Hercules Offshore Announces First Quarter 2015 Results

HOUSTON, April 29, 2015 -- Hercules Offshore, Inc. (Nasdaq: HERO) today reported a net loss of $57.1 million, or $0.35 per diluted share, on revenue of $122.6 million for the first quarter 2015, compared to net income of $19.9 million, or $0.12 per diluted share, on revenue of $256.7 million for the first quarter 2014. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, first quarter 2014 results included an after-tax charge of $15.2 million, or $0.10 per diluted share, related to early debt retirement and issuance costs.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “2015 is shaping up to be a very challenging year for our industry in general and our company in particular. Demand for jackup rigs remains weak in every region of the world and the market is still scheduled to deliver a significant number of newbuild rigs over the next several years. Given this backdrop, we are very pleased to have signed our five year contract on the Hercules 260 which will keep the rig working into 2020 with potential dayrate upside. We expect continued weakness in rig utilization through the remainder of 2015, or at least until we see a meaningful improvement in commodity prices. Additionally, our International Liftboat business continues to suffer low utilization, especially in Nigeria, which we expect to continue through this year. In response to these conditions, we have implemented a number of cost saving measures, including cold stacking several rigs, which have made a significant impact on our first quarter results and should show additional benefits in future quarters.”
Domestic Offshore
Revenue generated from Domestic Offshore for the first quarter 2015 decreased 63% to $52.9 million from $143.3 million in the first quarter 2014, driven by lower utilization and dayrates on a reduced marketed rig fleet. Operating days during the first quarter 2015 declined to 533 days with utilization of 60.1% as we exited the quarter with 9 marketed rigs, compared to 1,344 days on 18 marketed rigs at 83.0% utilization during the first quarter 2014. Average revenue per rig per day decreased to $99,203 in the first quarter 2015 from $106,596 in the comparable 2014 period. Operating expense decreased approximately 51% to $36.0 million in the first quarter 2015 from $72.8 million in the first quarter 2014, largely attributable to the reduced number of marketed rigs in operation. Domestic Offshore generated operating income of $3.8 million in the first quarter 2015, compared to $51.5 million in the first quarter 2014.
International Offshore
International Offshore revenue declined to $51.6 million in the first quarter 2015, from $80.9 million in the first quarter 2014, driven largely by reduced utilization and partially offset by slightly higher dayrates. Utilization decreased to 47.9% in the first quarter 2015 from 88.1% in the first quarter 2014, largely due to scheduled downtime for equipment recertification on the Hercules 262, as well as idle time on the Hercules Triumph, Hercules Resilience and Hercules 260. Average revenue per rig per day increased to $149,704 in the first quarter 2015 from $136,030 in the first quarter of 2014, driven in part by a demobilization fee of $4.5 million received for the Hercules 208 following its contract conclusion, as well as higher dayrates on the Hercules 261 and Hercules 262 as these rigs rolled to new contracts. Operating expense in the first quarter 2015 was $50.2 million, up slightly from $47.5 million in the respective 2014 period. Preparation costs for the Hercules 260 prior to commencing its contract with ENI in Gabon, as well as mobilization costs of the Hercules 208 to Malaysia, contributed to the increase in segment operating expenses. International Offshore recorded an operating loss of $20.9 million in the first quarter 2015 compared to operating income of $14.6 million in the prior year period.
International Liftboats
International Liftboats revenue declined to $18.1 million in the first quarter 2015 from $32.5 million in the prior year period, due to lower utilization and dayrates. First quarter 2015 utilization of 38.1% reflects a continuation of lower activity in Nigeria as well as shipyard work on multiple boats in both West Africa and the Middle East, and compares to 57.9% utilization during the first quarter 2014 period. Average revenue per liftboat per day decreased to $22,964 in the first quarter 2015 from $27,132 in the first quarter 2014, primarily due to a shift in revenue mix toward the smaller class liftboats while larger boats were in the shipyard. Operating expenses in the first quarter 2015 declined by 34% to $13.5 million, compared to $20.4 million in the first quarter 2014, reflecting lower activity levels and the impact of our cost reduction measures. International Liftboats recorded an operating loss of $0.4 million in the first quarter 2015 compared to operating income of $5.6 million in the first quarter 2014.

Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted net income figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Operating Income, Net Income and Diluted Income per Share.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on April 29, 2015, to discuss its first quarter 2015 financial results. To participate in the call, dial 855-641-5843 (Domestic) or 262-912-6154 (International) and reference access code 22987992 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on April 29, 2015, beginning at 1:00 p.m. CDT (2:00 p.m. EDT), through May 6, 2015. The phone number for the conference call replay is 855-859-2056 (Domestic) or 404-537-3406 (International) with access code 22987992. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 33 jackup rigs, including one rig under construction, and 24 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Craig M. Muirhead
Vice President, Investor Relations and Planning
Hercules Offshore, Inc.
713-350-8346

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$218,172	$207,937
Accounts Receivable, Net	108,053	166,359
Prepaids	8,571	19,585
Current Deferred Tax Asset	4,461	4,461
Other	2,557	5,955
	341,814	404,297
Property and Equipment, Net	1,568,485	1,574,749
Other Assets, Net	23,156	23,361
	$1,933,455	$2,002,407
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$46,424	$52,952
Accrued Liabilities	54,296	66,090
Interest Payable	39,132	32,008
Other Current Liabilities	12,177	13,406
	152,029	164,456
Long-term Debt	1,210,981	1,210,919
Deferred Income Taxes	4,403	4,147
Other Liabilities	7,479	7,854
Commitments and Contingencies
Stockholders' Equity	558,563	615,031
	$1,933,455	$2,002,407

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$122,619	$256,734
Costs and Expenses:
Operating Expenses	99,599	140,752
Depreciation and Amortization	37,218	40,083
General and Administrative	15,760	18,227
	152,577	199,062
Operating Income (Loss)	(29,958)	57,672
Other Income (Expense):
Interest Expense	(24,960)	(22,901)
Loss on Extinguishment of Debt	—	(15,158)
Other, Net	420	150
Income (Loss) Before Income Taxes	(54,498)	19,763
Income Tax Benefit (Provision)	(2,617)	153
Net Income (Loss)	$(57,115)	$19,916
Net Income (Loss) Per Share:
Basic	$(0.35)	$0.12
Diluted	$(0.35)	$0.12
Weighted Average Shares Outstanding:
Basic	161,057	160,070
Diluted	161,057	161,883

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities:
Net Income (Loss)	$(57,115)	$19,916
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	37,218	40,083
Stock-Based Compensation Expense	820	2,400
Deferred Income Taxes	(278)	(4,616)
Other	(243)	3,089
Net Change in Operating Assets and Liabilities	56,171	(20,227)
Net Cash Provided by Operating Activities	36,573	40,645
Cash Flows from Investing Activities:
Capital Expenditures	(30,740)	(40,665)
Insurance Proceeds Received	2,418	—
Proceeds from Sale of Assets, Net	1,984	1,679
Net Cash Used in Investing Activities	(26,338)	(38,986)
Cash Flows from Financing Activities:
Long-term Debt Borrowings	—	300,000
Redemption of 7.125% Senior Secured Notes	—	(220,072)
Cash Designated for Debt Retirement	—	(79,928)
Payment of Debt Issuance Costs	—	(2,961)
Other	—	108
Net Cash Used in Financing Activities	—	(2,853)
Net Increase (Decrease) in Cash and Cash Equivalents	10,235	(1,194)
Cash and Cash Equivalents at Beginning of Period	207,937	198,406
Cash and Cash Equivalents at End of Period	$218,172	$197,212

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended March 31,
	2015	2014
Domestic Offshore:
Number of rigs (as of end of period)	24	28
Revenue	$52,875	$143,265
Operating expenses	35,966	72,800
Depreciation and amortization expense	11,693	17,371
General and administrative expenses	1,386	1,548
Operating income	$3,830	$51,546
International Offshore:
Number of rigs (as of end of period)	9	10
Revenue	$51,648	$80,938
Operating expenses	50,167	47,538
Depreciation and amortization expense	20,339	16,626
General and administrative expenses	1,994	2,132
Operating income (loss)	$(20,852)	$14,642
International Liftboats:
Number of liftboats (as of end of period)	24	24
Revenue	$18,096	$32,531
Operating expenses	13,466	20,414
Depreciation and amortization expense	4,432	5,126
General and administrative expenses	549	1,427
Operating income (loss)	$(351)	$5,564
Total Company:
Revenue	$122,619	$256,734
Operating expenses	99,599	140,752
Depreciation and amortization expense	37,218	40,083
General and administrative expenses	15,760	18,227
Operating income (loss)	(29,958)	57,672
Interest expense	(24,960)	(22,901)
Loss on extinguishment of debt	—	(15,158)
Other, net	420	150
Income (loss) before income taxes	(54,498)	19,763
Income tax benefit (provision)	(2,617)	153
Net income (loss)	$(57,115)	$19,916

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended March 31, 2015
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	533	887	60.1%	$99,203	$40,548
International Offshore	345	720	47.9%	149,704	69,676
International Liftboats	788	2,070	38.1%	22,964	6,505

	Three Months Ended March 31, 2014
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,344	1,620	83.0%	$106,596	$44,938
International Offshore	595	675	88.1%	136,030	70,427
International Liftboats	1,199	2,070	57.9%	27,132	9,862
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are operating income, income from continuing operations, net income or diluted earnings per share excluding certain charges or amounts. These adjusted income amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended March 31, 2014
Operating Income:
GAAP Operating Income	$57,672
Adjustment	—
Non-GAAP Operating Income	$57,672
Other Expense:
GAAP Other Expense	$(37,909)
Adjustment	15,158	(a)
Non-GAAP Other Expense	$(22,751)
Benefit for Income Taxes:
GAAP Benefit for Income Taxes	$153
Tax Adjustment	—
Non-GAAP Benefit for Income Taxes	$153
Net Income:
GAAP Net Income	$19,916
Total Adjustment	15,158
Non-GAAP Net Income	$35,074
Diluted Earnings per Share:
GAAP Diluted Earnings per Share	$0.12
Adjustment per Share	0.10
Non-GAAP Diluted Earnings per Share	$0.22
 _____________________________

(a)	This amount represents a charge of $15.2 million related to retirement of a portion of our 7.125% senior secured notes and issuance of our 6.75% senior notes.